As filed with the Securities and Exchange Commission on February 13, 2026

Registration No. 333-[          ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Trident Digital Tech Holdings Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suntec Tower 3,

8 Temasek Boulevard Road, #24-03

Singapore, 038988

+65 6513 6868

(Address, including zip code, of Principal Executive Offices)

2023 Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Soon Huat Lim
Chief Executive Officer
Trident Digital Tech Holdings Ltd
Suntec Tower 3,
8 Temasek Boulevard Road, #24-03
Singapore, 038988
+65 6513 6868

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed by Trident Digital Tech Holdings Ltd, a Cayman Islands exempted company with limited liability (the “Company”), for the purpose of registering the reoffer and resale of an aggregate of up to 193,360,650 Class B ordinary shares, par value US$ 0.00001 per share (the “Class B Ordinary Shares”) of the Company, issued in connection with the share awards previously granted to the Company’s employees, directors and consultants (each, a “Selling Shareholder”) pursuant to the Company’s 2023 Equity Incentive Plan, as amended and restated (the “2023 Equity Incentive Plan”). The Class B Ordinary Shares are represented by American Depositary Shares (“ADSs”) and are expected to be re-offered and resold in the form of ADSs. Each ADS represents the right to receive eight (8) Class B Ordinary Shares.

This registration statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale on a continuous or delayed basis of the Class B Ordinary Shares, which may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, by the Selling Shareholders. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be delivered by the Company to the participants in the employee benefit plans covered by this registration statement, in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act, as applicable. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are available to participants without charge upon written or oral request to:

Trident Digital Tech Holdings Ltd

Suntec Tower 3,

8 Temasek Boulevard Road, #24-03

Singapore, 038988

+65 6513 6868

TRIDENT DIGITAL TECH HOLDINGS LTD

REOFFER PROSPECTUS

193,360,650 CLASS B ORDINARY SHARES

This reoffer prospectus relates to an aggregate of up to 193,360,650 Class B ordinary shares, US$ 0.00001 par value per share (the “Class B Ordinary Shares”), of Trident Digital Tech Holdings Ltd, a Cayman Islands exempted company with limited liability (the “Company”), that may be reoffered or resold from time to time by employees, directors and consultants of the Company (collectively, the “Selling Shareholders”). The Class B Ordinary Shares were issued in connection with the share awards previously granted to the Selling Shareholders pursuant to the Company’s 2023 Equity Incentive Plan, as amended and restated (the “2023 Equity Incentive Plan”). The Class B Ordinary Shares are represented by American Depositary Shares (“ADSs”) and are expected to be re-offered and resold in the form of ADSs. Each ADS represents the right to receive eight (8) Class B Ordinary Shares, par value US$0.00001 per share.

The Selling Shareholders may sell the Class B Ordinary Shares in the form of ADSs covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on The Nasdaq Capital Market (“NASDAQ”) on which the ADSs are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Class B Ordinary Shares in the form of ADSs are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which may be deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement.

The Company’s ADSs are listed on NASDAQ under the symbol “TDTH”. On February 12, 2026, the last reported sale price of our ADSs on NASDAQ was US$0.23.

We will not receive any of the proceeds from the sale of the Class B Ordinary Shares in the form of ADSs by the Selling Shareholders. While we will pay the expenses of registering the Class B Ordinary Shares, the Selling Shareholders will bear all sales commissions and similar expenses.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and will be subject to reduced public company reporting requirements.

Investing in ADSs involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this reoffer prospectus beginning on page 5, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 13, 2026

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ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this reoffer prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information; Incorporation by Reference” in this reoffer prospectus, and in particular, the periodic and current reports we file with the SEC.

You should rely only on the information contained in this reoffer prospectus or incorporated herein by reference or in any prospectus supplement. Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders are making an offer to sell the Class B Ordinary Shares, or soliciting an offer to buy the Class B Ordinary Shares, in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this reoffer prospectus and any prospectus supplement is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This reoffer prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this reoffer prospectus and any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this reoffer prospectus and any applicable prospectus supplement, as well as under similar headings in any documents that are incorporated by reference into this reoffer prospectus and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this reoffer prospectus, we mean Trident Digital Tech Holdings Ltd and its consolidated subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual and current reports, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://tridentity.me. The information on our website, however, is not, and should not be deemed to be, a part of this reoffer prospectus.

This reoffer prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this reoffer prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This reoffer prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	The Company’s annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025; and

2.	The Company’s current reports on Form 6-K, filed with the SEC on May 19, 2025, June 12, 2025, June 25, 2025, August 1, 2025, August 18, 2025, September 23, 2025, October 31, 2025, November 20, 2025, December 23, 2025 and January 6, 2026;

3.	The description of the Company’s Class B Shares contained in the Company’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on October 24, 2023, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act Registration No. 001-41848);

4.	The Company’s registration statement on Form S-8 (File No. 333-284116), as filed with the SEC on January 2, 2025, as amended and filed with the SEC on January 9, 2026; and

5.	The Company’s registration statement on Form S-8 (File No. 333-292667), as filed with the SEC on January 9, 2026.

6.	The form of Deposit Agreement, by and among the Company, Citibank, N.A., as depositary, and all Holders and Beneficial Owners of ADSs issued thereunder (as defined therein) contained in the registration statement on Form F-6 (File No. 333-275089), as filed with the SEC on October 19, 2023, and as amended and filed with the SEC on March 15, 2024.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this reoffer prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this reoffer prospectus incorporates. You should direct any requests for such documents to:

Trident Digital Tech Holdings Ltd

Suntec Tower 3,

8 Temasek Boulevard Road, #24-03

Singapore, 038988

+65 6513 6868

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical facts contained in this reoffer prospectus, including any statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “aims,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “is/are likely to,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not necessarily limited to, those relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the outlook of the digital solutions and e-commerce market in Singapore, Southeast Asia and globally;

●	expected changes in our revenue, costs or expenditures;

●	competition in our industry;

●	our proposed use of proceeds;

●	government policies and regulations relating to our industry; and

●	general economic and business conditions in Singapore, Southeast Asia and globally.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, and the effects of foreign currency fluctuations, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. Other factors that might cause such a difference include, but are not limited to, those discussed under the heading “Risk Factors” in this reoffer prospectus and in our most recent Annual Report on Form 20-F and any subsequent Current Reports on Form 6-K, as well as in our subsequent filings with the SEC, which are incorporated by reference into this reoffer prospectus.

Any forward-looking statements speak only as of the date on which they are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.  New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this reoffer prospectus, including the documents incorporated by reference herein. You should read the entire reoffer prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Information on the Company” and “Operating and financial Review and Prospects” in the documents incorporated by reference in this reoffer prospectus.

Company Overview

We are a leading digital transformation enabler in the small and medium enterprise, or the SME segment of the e-commerce enablement and digital optimizing services market in Singapore. We offer business and technology solutions which are designed to optimize our clients’ experiences with their customers by driving digital adoption and self-service.

We started our journey in 2014 as a full-service information technology company headquartered in Singapore. Since then, we recognized and captured the opportunities arising from the global fast-growing digital adoption trend in various industries and rapidly developed as a leading digital transformation enabler in the SME segment of e-commerce enablement and digital optimizing services market in Singapore. According to the Frost & Sullivan Report, among the Singapore-based companies who have been approved to participate in the SMEs Go Digital program led by Infocomm Media Development Authority, a statutory board under the Singapore Ministry of Communications and Information of the Republic of Singapore, we ranked fourth, contributing to 1.5% of the SME segment of the e-commerce enablement and digital optimizing services market in Singapore in 2022.

The SMEs Go Digital program is to provide SMEs in Singapore with a variety of digital solutions and services, such as e-commerce platforms, digital marketing tools, and data analytics software. The program also offers government grants to eligible SMEs to subsidize the costs, driving digital adoptions.

Our clients and prospective clients are faced with transformative business opportunities due to advances in software and computing technology. These organizations are dealing with the challenge of having to reinvent their core products, services, processes and systems rapidly and position themselves as “digitally enabled.” The journey to the digital future requires not just an understanding of new technologies and new ways of working, but a deep appreciation of existing technology landscapes, business processes and practices. We have been a navigator for our clients as they ideate, plan and execute on their journey to a digital future through our solutions and services, comprising:

●	Business consulting: We support clients to define and deliver technology-enabled transformations of their business. Equipped with the complete value chain approach, our suite of offerings ranges from brand proposition, multi-channel commerce and digital marketing to improve customer experience and increase customer acquisition, to insights and real-time predictive analysis for efficient decision-making and optimizing processes.

●	IT customization: We offer solutions and services to plan, design, operate, optimize and transform business processes. We support clients to get the best value from technology by developing an IT strategy, optimizing applications and infrastructure, implementing IT operating models, and governing their technical architecture for reliability and security.

We provide customized solutions and services that address the specific needs of clients in our strategic vertical markets. Our primary vertical industries include e-commerce, food and beverage, fintech, healthcare and service, wholesale and retail that are fast-growing and have increasing level of digitalization potentials. Our configurable technology integrates seamlessly into our clients’ systems, empowering our clients to manage, improve their businesses and to win.

The Offering

This reoffer prospectus relates to an aggregate of up to 193,360,650 Class B Ordinary Shares that may be reoffered or resold from time to time by the Selling Shareholders. The Class B Ordinary Shares were issued in connection with the share awards previously granted to the Selling Shareholders pursuant to the 2023 Equity Incentive Plan. The Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Class B Ordinary Shares in the form of ADSs covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Class B Ordinary Shares in the form of ADSs by the Selling Shareholders. The Selling Shareholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders. For more information, see the sections titled “Use of Proceeds,” “Selling Shareholders,” and “Plan of Distribution” in this reoffer prospectus.

RISK FACTORS

Investing in our ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F and any subsequent Current Reports on Form 6-K, and all other information contained or incorporated by reference into this reoffer prospectus, as updated by our subsequent filings under the Exchange Act. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ADSs to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” in this reoffer prospectus.

Sale of ADSs by the Selling Shareholders, or the perception that such sales may occur, could adversely affect the price of our ADSs.

Sales of substantial amounts of our ADSs in the public market by the Selling Shareholders, or the perception that these sales could occur, could adversely affect the market price of our ADSs and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ADSs.

USE OF PROCEEDS

The Class B Ordinary Shares offered by the Selling Shareholders in ADS form pursuant to this reoffer prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any proceeds from the sale of the ADSs offered through this reoffer prospectus by the Selling Shareholders.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the possible resale by the Selling Shareholders from time to time of up to an aggregate of 193,360,650 Class B Ordinary Shares in the form of ADSs issued in connection with the share awards previously granted to the Selling Shareholders pursuant to the Company’s 2023 Equity Incentive Plan.

The following table sets forth, as of February 12, 2026 (the “Determination Date”): (i) the name of each Selling Shareholder; (ii) the number and percentage of our Class B Ordinary Shares beneficially owned by each Selling Shareholder; (iii) the number of Class B Ordinary Shares that may be offered under this reoffer prospectus by each Selling Shareholder; and (iv) the number and percentage of our Class B Ordinary Shares beneficially owned by each Selling Shareholder assuming all of the Class B Ordinary Shares offered under this reoffer prospectus are sold in the form of ADSs. There is no assurance as to whether the Selling Shareholders will in fact sell any or all of their Class B Ordinary Shares in the form of ADSs offered under this reoffer prospectus. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Unless otherwise indicated, to our knowledge, the Selling Shareholders have sole voting and sole investment control with respect to all Class B Ordinary Shares beneficially owned. Furthermore, unless otherwise indicated, the business address of each Selling Shareholder is c/o Trident Digital Tech Holdings Ltd, Suntec Tower 3, 8 Temasek Boulevard Road, #24-03, Singapore, 038988.

Class B Ordinary Shares Beneficially Owned Before This Offering				Maximum Number of Class B Ordinary	Class B Ordinary Shares Beneficially Owned After This Offering
Name of Selling Shareholder	Number of Class B Ordinary Shares	Percentage of Total Ordinary Shares(1)	Percentage of Aggregate Voting Power(3)	Shares to be Sold Pursuant to this Reoffer Prospectus	Number of Class B Ordinary Shares	Percentage of Total Ordinary Shares(1)(2)	Percentage of Aggregate Voting Power(3)
Lim Soon Huat(4)	318,316,465	28.57%	81.65%	92,076,466	226,239,999	20.31%	79.38%
How Teck Lim(5)	9,207,648	0.83%	0.23%	9,207,648	0	0%	0%
Chwee Koh Chua(6)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%
Noi Keng Koh(7)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%
Irene Tay(8)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%
Quoc Cuong Vuong(9)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%
Poh Kiong Tan(10)	28,415,296	2.55%	0.70%	18,415,296	10,000,000	0.90%	0.25%
Eastwave Family Limited(11)	14,207,648	1.28%	0.35%	9,207,648	5,000,000	0.45%	0.12%
Suresh Kumar Maheshwaran(12)	9,207,648	0.83%	0.23%	9,207,648	0	0%	0%
Su Kiat Lim(13)	18,415,352	1.65%	0.45%	18,415,352	0	0%	0%
Andy Kuah(14)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%
See Xue Xian(15)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%
Shir Li See(16)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%
Chai Thiam Lim(17)	4,603,824	0.41%	0.11%	4,603,824	0	0%	0%

(1)	Based on 1,114,125,650 total ordinary shares outstanding as of the Determination Date.

(2)	Assumes that all of the Class B Ordinary Shares offered under this reoffer prospectus are sold and that no Selling Shareholder will acquire additional Class B Ordinary Shares before the completion of this offering.

(3)	For each person or entity, percentage of voting power is calculated by dividing the voting power beneficially owned by such person by the voting power of all of our ordinary shares as a single class. Each holder of our Class B Ordinary Shares is entitled to one vote per share. Each holder of our Class A ordinary shares, par value US$0.00001 per share (the “Class A Ordinary Shares”) is entitled to 60 votes per share. Our Class A Ordinary Shares are convertible at any time by the holder into Class B Ordinary Shares on a one-for-one basis, while Class B Ordinary Shares are not convertible into Class A Ordinary Shares under any circumstances.

(4)	Consists of (i) 124,428,571 Class B Ordinary Shares held by Tri Wealth Ltd, a British Virgin Islands company wholly owned and controlled by Lim Soon Huat; (ii) 101,811,428 Class B Ordinary Shares held by Trident Group Holdings Ltd, a British Virgin Islands company wholly owned and controlled by Lim Soon Huat; and (iii) 92,076,466 Class B Ordinary Shares issued to Lim Soon Huat under the 2023 Equity Incentive Plan. In addition, Lim Soon Huat holds 50,000,000 Class A Ordinary Shares through Trident Digital Tech Ltd, a British Virgin Islands company wholly owned and controlled by Lim Soon Huat. Lim Soon Huat serves as the chairman of the board and the chief executive officer of our Company.

(5)	Consists of 9,207,648 Class B Ordinary Shares issued to How Teck Lim under the 2023 Equity Incentive Plan. How Teck Lim serves as an independent director of our Company.

(6)	Consists of 4,603,824 Class B Ordinary Shares issued to Chwee Koh Chua under the 2023 Equity Incentive Plan. Chwee Koh Chua serves as an independent director of our Company.

(7)	Consists of 4,603,824 Class B Ordinary Shares issued to Noi Keng Koh under the 2023 Equity Incentive Plan. Noi Keng Koh serves as an independent director of our Company.

(8)	Consists of 4,603,824 Class B Ordinary Shares issued to Irene Tay under the 2023 Equity Incentive Plan. Irene Tay serves as the head of business development of our Company.

(9)	Consists of 4,603,824 Class B Ordinary Shares issued to Quoc Cuong Vuong under the 2023 Equity Incentive Plan. Quoc Cuong Vuong serves as the deputy chief operating officer of our Company.

(10)	Consists of 10,000,000 Class B Ordinary Shares held by Poh Kiong Tan and 18,415,296 Class B Ordinary Shares issued to Poh Kiong Tan under the 2023 Equity Incentive Plan. Poh Kiong Tan serves as the chief technology officer and a director of our Company.

(11)	Consists of (i) 5,000,000 Class B Ordinary Shares held by Eastwave Family Limited, formerly knowns as Trident Verse Ltd, a British Virgin Islands company wholly owned by a trust established for the benefit of Haiyan Huang and her family, to which Haiyan Huang is also the settlor. The registered address of Eastwave Family Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands; and (ii) 9,207,648 Class B Ordinary Shares issued to Haiyan Huang under the 2023 Equity Incentive Plan, which was transferred to Eastwave Family Limited. Haiyan Huang is the chief financial officer of our Company.

(12)	Consists of 9,207,648 Class B Ordinary Shares issued to Suresh Kumar Maheshwaran under the 2023 Equity Incentive Plan. Suresh Kumar Maheshwaran is the head of commercial (Africa) of our Company.

(13)	Consists of 18,415,352 Class B Ordinary Shares issued to Su Kiat Lim under the 2023 Equity Incentive Plan. Su Kiat Lim is the financial consultant of our Company.

(14)	Consists of 4,603,824 Class B Ordinary Shares issued to Andy Kuah under the 2023 Equity Incentive Plan. Andy Kuah is the marketing consultant of our Company.

(15)	Consists of 4,603,824 Class B Ordinary Shares issued to See Xue Xian under the 2023 Equity Incentive Plan. See Xue Xian is the executive assistant to the chief executive officer of our Company.

(16)	Consists of 4,603,824 Class B Ordinary Shares issued to Shir Li See under the 2023 Equity Incentive Plan. Shir Li See is the head of merchant acquisition of our Company.

(17)	Consists of 4,603,824 Class B Ordinary Shares issued to Chai Thiam Lim under the 2023 Equity Incentive Plan. Chai Thiam Lim is the advisor, merchant acquisition of our Company.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Class B Ordinary Shares in the form of ADSs covered by this reoffer prospectus from time to time in one or more offerings. Registration of the Class B Ordinary Shares covered by this reoffer prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Class B Ordinary Shares, and the Selling Shareholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Class B Ordinary Shares. We will not receive any of the proceeds from the sale of the Class B Ordinary Shares offered by this reoffer prospectus.

The Selling Shareholders may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;

●	directly to investors; or

●	through agents.

The Selling Shareholders may sell the securities from time to time:

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the times of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

If required at the time of the offering of the Class B Ordinary Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Shareholders may sell the securities offered through this reoffer prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Shareholders and the underwriters, dealers and agents.

The Selling Shareholders and any broker-dealer participating in the distribution of the Class B Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Shareholders, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any Class B Ordinary Shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Selling Shareholders and any other person participating in the sale of the Class B Ordinary Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class B Ordinary Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Class B Ordinary Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Class B Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class B Ordinary Shares.

We have notified the Selling Shareholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the Class B Ordinary Shares.

LEGAL MATTERS

The validity of the Class B Ordinary Shares offered hereby has been passed upon for us by Maples and Calder (Hong Kong) LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of filing:

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 6-K furnished under Item 2.02 or Item 7.01 of Form 6-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in this registration statement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or a subsequently filed document incorporated by reference modifies or replaces that statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Company’s Second Amended and Restated Memorandum and Articles of Association provide for indemnification of directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors and officers, other than by reason of such directors and officers’ own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such directors and officers in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.1 to the Company’s registration statement on Form F-1, as amended (File No. 333- 274857), the Company has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

Pursuant to the 2023 Equity Incentive Plan, the Company has agreed to indemnify its plan administrator members (and/or its delegates) against certain liabilities and expenses incurred by such persons in connection with the operation, administration or interpretation of the plan.

The Company’s Policy for the Recovery of Erroneously Awarded Compensation prohibits indemnification for compensation subject to recovery under the policy.

The form of underwriting agreement filed as Exhibit 1.1 to the Company’s registration statement on Form F-1, as amended (File No. 333- 274857) also provides for indemnification of the Company and the Company’s officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1*	Opinion of Maples & Calder (Hong Kong) LLP
23.1	Consent of Maples & Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.2*	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in the signature pages of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on February 13, 2026.

Trident Digital Tech Holdings Ltd

By:	/s/ Lim Soon Huat
	Name:	Lim Soon Huat
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lim Soon Huat as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Lim Soon Huat	Chairman and Chief Executive Officer	February 13, 2026
Name: Lim Soon Huat	(principal executive officer)

/s/ Haiyan Huang	Chief Financial Officer	February 13, 2026
Name: Haiyan Huang	(principal financial officer and principal accounting officer)

/s/ Poh Kiong Tan	Chief Technology Officer and Director	February 13, 2026
Name: Poh Kiong Tan

/s/ How Teck Lim	Independent director	February 13, 2026
Name: How Teck Lim

/s/ Noi Keng Koh	Independent director	February 13, 2026
Name: Noi Keng Koh

/s/ Chwee Koh Chua	Independent director	February 13, 2026
Name: Chwee Koh Chua

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Trident Digital Tech Holdings Ltd, has signed this registration statement or amendment thereto in New York on February 13, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President for and on behalf of Cogency Global Inc.

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